Exhibit 99

Investor Contact: Jill Hennessey 216-222-9253 Jill.hennessey@nationalcity.com	Media Contact: Kristen Baird Adams 216-222-8202 Kristen.bairdadams@nationalcity.com
National City Adjusts Third Quarter Earnings to
Reflect Proposed Settlement Agreements
     CLEVELAND, OH — November 9, 2007 — National City Corporation (NYSE: NCC) today announced that, based on a settlement agreement announced on November 7 by American Express and Visa USA Inc. — of which National City is a member — National City will adjust its third quarter earnings to reflect its share of the settlement agreement. National City’s earnings adjustment also will reflect a proposed settlement agreement reached this week in an unrelated class action lawsuit.
     With respect to the American Express and Visa settlement, based on accounting guidance provided by the U.S. Securities and Exchange Commission (SEC) to Visa member banks on November 7, National City will record a $157 million liability, reducing the company’s 2007 third quarter results by $0.18 per share compared with what was reported in a news release on Oct. 24. National City anticipates that its proceeds from the initial public offering planned by Visa in early 2008 will more than offset the impact of National City’s share of the Visa/American Express settlement.
     Separately, National City also has recorded a $25 million reserve based on a proposed settlement agreement in an unrelated pending wage and hour class action lawsuit which, pending court approval, will resolve all claims related to that action. This item reduces National City’s third quarter earnings by $0.03 per share.
     As a result of both items, National City will report a net loss of $19 million, or $0.03 per share, compared with $106 million, or $.18 per diluted share, as earlier reported. For the first nine months of 2007, the company will adjust net income to $647 million, or $1.07 per diluted share, from $772 million, or $1.28 per diluted share.

     Because National City’s third quarter financial statements have not yet been filed with the U.S. Securities and Exchange Commission (SEC), this change represents an adjustment, as distinct from a restatement, which would involve an amendment to previously filed financial statements. The updated results will be included in National City’s third quarter Form 10Q filing with the SEC.
Forward-Looking Statements
This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania, and Wisconsin and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at nationalcity.com.